Consent of Independent Certified Public Accountants

Donnelly Corporation
Holland, Michigan

We hereby consent to the incorporation by reference of our report dated February 13, 2002, relating to the combined consolidated financial statements and schedule of Donnelly Corporation appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, in that Corporation's previously filed Form S-8 Registration Statements for that Corporation's 1998 Employees' Stock Purchase Plan (Registration No. 333-67969), 1998 Employee Stock Option Plan (Registration No. 333-67967), 1997 Employee Stock Option Plan (Registration No. 333-40987), 1987 Stock Option Plan (Registration No. 33-26555), 1987 Employees' Stock Purchase Plan (Registration No. 33-34746), Amended and Restated Non-Employee Directors' Stock Option Plan (Registration No. 33-55499)and 401 (k) Retirement Savings Plan (Registration No. 333-70436).



/s/ BDO SEIDMAN
---------------------------
BDO Seidman, LLP
Grand Rapids, Michigan

March 28, 2002
















G:\SHARED CLIENTS\036435\2001\AUDIT\RP-CONSENT 10K.DOC